UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014 (February 25, 2014)

NEW ENTERPRISE STONE & LIME CO., INC.
(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664
(Address of principal executive offices)

(814) 766-2211
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

In furtherance of its previously announced cost savings and operational efficiency plan (the “Plan”), New Enterprise Stone & Lime Co. Inc. (the “Company”) has committed to discontinue its operations associated with the production, distribution and sale of its masonry block products and certain Construction Supply Centers (“CSC Stores”). As part of this commitment, on February 25, 2014, the Company entered into a definitive agreement to sell its block manufacturing plant and CSC Store at its New Holland, PA location. The consummation of the sale is subject to customary closing conditions and is expected to be completed in March 2014. In addition to the sale, the Company will idle its block manufacturing at its Wescosville, PA and Towanda, PA locations over the next six months.
In connection with the decision to discontinue the block manufacturing business, the Company expects to incur net after-tax charges of approximately $5 million to $8 million, which will be predominately incurred during the fourth quarter of fiscal 2014. The charges are comprised of non-cash asset impairments of approximately $4 million to $7 million and other cash and non-cash charges of up to $1 million. The accounting for these dispositions is still being finalized. Additional details of this action will be provided in the Company’s Form 10-K for the period ended February 28, 2014. It is possible that the Company may incur charges in addition to those described above in future periods.

Forward-Looking Statements
Statements included in this Current Report on Form 8-K may constitute “forward looking statements, “ including statements relating to the Plan and the possible changes in the expected costs associated with the discontinued operations of block and certain CSC Stores. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no duty to update any forward looking statements made herein.

Item 8.01                                           Other Information

On February 28, 2014, New Enterprise Stone & Lime Co., Inc. (the “Company”) notified the trustee of its 13% Senior Secured Notes due 2018 (the “Notes) that it had selected to pay interest on the Notes for the 12-month period commencing March 15, 2014 in the form of 6% cash payment and 7% payment in kind.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Executive Officer and Secretary

Date: February 28, 2014

3